INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 2-75807 of the John Hancock Series Trust on Form N-1A of our report dated December 12, 2000, appearing in the annual report to shareholders of John Hancock Real Estate Fund for the year ended October 31, 2000 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



/s/DELOITTE & TOUCHE LLP
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Boston, Massachusetts
February 26, 2001